UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2007
Getting Ready Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-132578	30-0132755

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)
4400 Biscayne Boulevard, Suite 950
Miami, Florida 33131
(Address of principal executive offices, including zip code)
(305) 573-4112
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 130.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 13, 2007, Getting Ready Corporation (the “Company”) entered into a Merger Agreement and Plan of Reorganization (the “Agreement”) with Winston Laboratories, Inc., a Delaware corporation (“Winston”) and Winston Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”).
     In connection with the merger, Dr. Phillip Frost, former chairman and chief executive officer of IVAX Corporation, and certain other investors (the “New Investors”) invested $5 million in Winston in exchange for shares of preferred stock of Winston and warrants to acquire preferred stock. In addition, Dr. Frost and certain other investors expect to invest an additional $4 million at the time the merger is consummated.
     Under the terms of the Agreement, at the closing of the merger, each common share of Winston will be converted into approximately 17.51 shares of common stock of the Company, and each share of preferred stock of Winston will be converted into approximately .01751 shares of preferred stock of the Company, each such preferred share being convertible into 1,000 shares of the Company’s common stock. As a result of the merger, it is expected that the Company’s stockholders will receive approximately 2.6% of the combined company on a fully diluted basis and the New Investors will own convertible preferred stock representing approximately 24.4% of the combined company on a fully diluted basis. In addition, at the closing, the New Investors who received Winston warrants will receive five-year warrants entitling them to purchase up to 10% of the common equity of the combined company on a fully diluted basis.
     The merger is subject to customary closing conditions, including the condition that the merger be approved by Winston stockholders. In addition, the merger is subject to the condition that Winston shall have closed on the additional $4 million investment and issued shares of Winston Series B preferred stock to such investors in Winston. Subject to these and other conditions, the Company expects the merger to close during the second quarter of 2008.
     On November 15, 2007, the Company issued a press release announcing the merger, which press release is attached as an exhibit to this report.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
2.1	Merger Agreement and Plan of Reorganization among the Company, Winston and Merger Sub, dated as of November 13, 2007.
99.1	Press Release of the Company, dated November 15, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2007	GETTING READY CORPORATION
/s/ Glenn L. Halpryn
Glenn L. Halpryn
President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Merger Agreement and Plan of Reorganization among the Company, Winston and Merger Sub, dated as of November 13, 2007.
99.1	Press Release of the Company, dated November 15, 2007.

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